Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Broadview Networks Holdings, Inc. of our report dated March 26, 2004, except for Note 11 as to which the date is April 7, 2004, relating to the financial statements of Broadview Networks Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 14, 2007